UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

Commission File Number: 000-56142

OBITX, INC.
(Exact name of registrant as specified in charter)

DELAWARE	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3027 US HIGHWAY 17, FLEMING ISLAND, FL	32003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number 321-802-2474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “OBITX,”, “we” and “our” refer to OBITX, Inc. unless the context requires otherwise

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2021 the majority shareholders of OBITX, Inc., elected to appoint Mark Gilroy to the Board of Directors. Mr. Gilroy will represent the second independent member of the four membered board of directors. Mr. Gilroy will take an active role in the development and sponsored role of OBITX in the Special Purpose Acquisition Company (SPAC), Everything Blockchain, currently being formed as a Cayman Island company.

Mr. Gilroy brings 25 years of international experience in growth markets across Latin America, Asia-Pacific, India, Africa, and North America. He is the CEO of Fortinex, a blockchain security development company with offices in the USA, Singapore, and Paris. Mr. Gilroy also brings a vibrant background of telecommunications, cellular, and media experience to the Company. Earlier in his career he served as president of First Pacific Global’s investment procurement efforts in the South East Asian markets and worked with Texas based Ames Venture Group, a privately held venture fund.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release dated February 1, 2021.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBITX, INC.

Date: February 1, 2021	By:	/s/ Michael Hawkins
Michael Hawkins,
Chief Executive Officer

3